POWER OF ATTORNEY

"Know all by these presents, that the undersigned hereby"

"constitutes and appoints each of Timothy R. Harvey, Mary "

"C. O'Connor and Joyce A. Hall, or any of them signing "

"singly, and with full power of substitution, the undersigned's "

true and lawful attorney-in-fact to:

"(1)prepare, execute in the undersigned's name and on the "

"undersigned's behalf, and submit to the U.S. Securities "

"and Exchange Commission (the ""SEC"") a Form ID, including "

"amendments thereto, and any other documents necessary or "

appropriate to obtain codes and passwords enabling the

undersigned to make electronic filings with the SEC of

reports required by Section 16(a) of the Securities

Exchange Act of 1934 or any rule or regulation of the SEC;

"(2) execute for and on behalf of the undersigned, in the "

undersigned's capacity as an officer and/or director of

"Columbus McKinnon Corporation (the ""Company""), Forms 3, "

"4, and 5 in accordance with Section 16(a) of the Securities "

Exchange Act of 1934 and the rules thereunder; (3)do and

perform any and all acts for and on behalf of the

undersigned which may be necessary or desirable to complete

"and execute any such Form 3, 4, or 5, complete and execute "

"any amendment or amendments thereto, and timely file such"

form with the SEC and any stock exchange or similar

"authority, and (4) take any other action of any type "

"whatsoever in connection with the foregoing which, in "

"the opinion of such attorney-in-fact, may be of benefit "

"to, in the best interest of, or legally required by, the "

"undersigned, it being understood that the documents "

executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form

and shall contain such terms and conditions as such

attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact

full power and authority to do and perform any and every act

"and thing whatsoever requisite, necessary, or proper to be"

done in the exercise of any of the rights and powers herein

"granted, as fully to all intents and purposes as the "

"undersigned might or could do if personally present, with"

"full power of substitution or revocation, hereby ratifying"

"and confirming all that such attorney-in-fact, or such "

"attorney-in-fact's substitute or substitutes, shall lawfully"

do or cause to be done by virtue of this power of attorney

and the rights and powers herein granted. The undersigned

"acknowledges that the foregoing attorneys-in-fact, in serving"

"in such capacity at the request of the undersigned, are not"

"assuming, nor is the Company assuming, any of the undersigned's"

responsibilities to comply with Section 16 of the Securities

Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect

"until the undersigned is no longer required to file Forms 3,"

"4, and 5 with respect to the undersigned's holdings of and "

"transactions in securities issued by the Company, unless "

earlier revoked by the undersigned in a signed writing

delivered to the foregoing attorneys-in-fact.

"IN WITNESS WHEREOF, the undersigned has caused this Power "

"of Attorney to be executed as of the 12th day of May, 2008."

 Timothy T. Tevens